SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 30, 2002

(Date of earliest event reported): October 29, 2002

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-26529	22-3407945
(Commission File No.)	(IRS Employer Identification No.)

65 Willowbrook Boulevard
Wayne, NJ 07470
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 837-2700

Item 5. Other Events

     On October 30, 2002, Audible, Inc. (“Audible”) issued a press release announcing its intention to appeal a Nasdaq Staff Determination to delist its common stock from the Nasdaq SmallCap Market effective with the opening of business on November 6, 2002. The staff’s determination was based on Audible’s noncompliance with Marketplace Rule 4310(c)(8)(D) which required that Audible regain, by October 28, 2002, a minimum bid price for its common stock of $1.00 and with Marketplace Rule 4310(c)(2)(A) which requires that Audible meet the initial inclusion requirements of the Nasdaq SmallCap Market. Specifically, Rule 4310(c)(2)(A) requires that Audible have (i) stockholder’s equity of $5 million; (ii) market value of listed securities of $50 million; or (iii) $750,000 net income from continuing operations in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

     Pursuant to Nasdaq rules, Audible will be requesting a hearing before a Nasdaq Qualification Panel to review the staff’s determination. Audible’s common stock will continue to trade on the Nasdaq SmallCap Market pending the outcome of the appeal. A copy of the press release is attached.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits.

     99.1 Press Release dated October 30, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2002	Audible, Inc.

/s/ Donald Katz By: Donald Katz Title: Chief Executive Officer